Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE AND NINE MONTHS ENDED APRIL 30, 2022

J. W. Mays, Inc. today reported its financial results for the three and nine months ended April 30, 2022.

Revenues from Operations for the three months ended April 30, 2022 amounted to $5,484,082 compared to revenues of $5,161,888 in the comparable 2021 three-month period, while Revenues from Operations for the nine months ended April 30, 2022 amounted to $15,891,978 compared to revenues of $15,043,749 in the comparable 2021 nine-month period.

Net loss from Operations for the three months ended April 30, 2022 was ($57,037), or ($.03) per share, compared to net loss from Operations of ($41,921), or ($.02) per share, in the comparable 2021 three-month period.

Net loss from Operations for the nine months ended April 30, 2022 was ($643,617), or ($.32) per share, compared to net loss from Operations of ($511,452), or ($.25) per share, in the comparable 2021 nine-month period.

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Dated: June 8, 2022